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                                                                    EXHIBIT 11.1

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                                              Year Ended December 31,
                                                                --------------------------------------------
                                                                    1994             1993             1992
                                                                -----------     ------------     -----------
                                                                    (in thousands, except per share amounts)
Primary Earnings Per Share
- --------------------------
        Income available to common shareholders:
        ----------------------------------------
        Income from continuing operations   . . . . . . . .     $   54,582      $    28,317      $   13,014
        Less: Loss from discontinued operations   . . . . .         (5,048)         (16,742)         (2,768)
                                                                ----------      -----------      ----------
        Net income  . . . . . . . . . . . . . . . . . . . .         49,534           11,575          10,246
        Less: Dividends on preferred stock  . . . . . . . .           -                (333)            -
                                                                ----------      -----------      ----------
        Total   . . . . . . . . . . . . . . . . . . . . . .     $   49,534      $    11,242      $   10,246
                                                                ==========      ===========      ==========

        Weighted average number of common and
        common equivalent shares:
        --------------------------------------------
        Average common shares outstanding   . . . . . . . .         13,649           10,652           9,917
        Add: Dilutive effect of stock options after
                application of treasury stock method  . . .            596              452              -
                                                                ----------      -----------      ----------
                                                                    14,245           11,104           9,917
                                                                ==========      ===========      ==========

        Earnings (loss) per share:
        --------------------------
        Income from continuing operations   . . . . . . . .     $     3.83      $      2.52      $     1.31
        Loss from discontinued operations   . . . . . . . .           (.35)           (1.51)           (.28)
                                                                ----------      -----------      ----------
        Total   . . . . . . . . . . . . . . . . . . . . . .     $     3.48      $      1.01      $     1.03
                                                                ==========      ===========      ==========

Fully Diluted Earnings Per Share
- --------------------------------
        Income available to common shareholders:
        ----------------------------------------
        Income from continuing operations   . . . . . . . .     $   54,582      $    28,317      $   13,014
        Less: Loss from discontinued operations   . . . . .         (5,048)         (16,742)         (2,768)
                                                                ----------      -----------      ----------
        Total   . . . . . . . . . . . . . . . . . . . . . .     $   49,534      $    11,575      $   10,246
                                                                ==========      ===========      ==========

        Weighted average number of common and
        all dilutive contingent shares:
        -----------------------------------------------
        Average common shares outstanding   . . . . . . . .         13,649           10,652           9,917
        Add:    Dilutive effect of stock options after
                application of treasury stock method  . . .            596              687            -
                Dilutive effect of preferred stock after
                application of "if converted" method  . . .           -                 514            -
                                                                ----------      -----------      ----------
                                                                    14,245           11,853           9,917
                                                                ==========      ===========      ==========

        Earnings (loss) per share:
        --------------------------
        Income from continuing operations   . . . . . . . .     $     3.83      $      2.39      $     1.31
        Loss from discontinued operations   . . . . . . . .           (.35)           (1.42)           (.28)
                                                                ----------      -----------      ----------
        Total   . . . . . . . . . . . . . . . . . . . . . .     $     3.48      $       .97      $     1.03
                                                                ==========      ===========      ==========




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